Exhibit 10.1

EXECUTION VERSION

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of May 15, 2018, by and between Rex Tibbens (“Executive”), and American Home Shield (the “Company”), a wholly owned subsidiary of ServiceMaster Global Holdings, Inc., a Delaware corporation (“ServiceMaster”).

WHEREAS, the Company desires to employ Executive as the President and Chief Executive Officer (“CEO”) of the Company and as a future member of the Company’s Board of Directors (the “Board”) following the spinoff by ServiceMaster of the Company as a publicly traded company (the “Spin”), and Executive desires to be employed by the Company in such capacities, in each case pursuant to the terms and conditions of this Agreement.

WHEREAS, the Company and Executive intend hereby to set forth the terms and conditions upon which Executive shall be employed in such capacities.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

1.                                      Defined Terms.  Any capitalized terms which are not defined within this Agreement are defined in Exhibit A hereto attached.

2.                                      Term.  The Company shall employ Executive, and Executive agrees to be employed by the Company in each case, subject to the terms and conditions of this Agreement, for the period commencing on May 15, 2018 (the “Effective Date”) and continuing through and including the earliest of (a) the effective date of Executive’s termination of employment (the “Date of Termination”), (b) the date of Executive’s death, and (c) the fourth anniversary of the Effective Date (such period, the “Term”); provided that the Term shall automatically be extended by one year effective upon the fourth anniversary of the Effective Date and each anniversary thereafter, until such date as either the Company or Executive shall have terminated such automatic extension provision by giving written notice to the other at least ninety (90) days prior to the end of the initial Term or any extended Term.

3.                                      Duties; Location of Performance.

(a)                                 Commencing on the Effective Date, continuing during the Term, Executive shall:  (i) have the authorities and responsibilities consistent with his position as the CEO of the Company; (ii) report to the Chief Executive Officer of ServiceMaster prior to the Spin and the Board of Directors of the Company (the “Board”) upon and after the Spin; and (iii) after the Spin, so long as Executive serves as CEO of the Company, serve as a member of the Board without additional compensation.  Commencing no later than the date of the Spin (the “Spin Date”), Executive shall be appointed as a member of the Board, and at all times as applicable during the Term, the Company shall nominate Executive for election to the Board; provided that upon any termination of Executive’s employment under this Agreement, Executive shall, effective as of the Date of Termination (or Executive’s death), immediately cease to serve on the Board and any committees thereof.  During the Term, all employees of the Company and its subsidiaries shall report to Executive or his designee.

(b)                                 Subject to any required business travel on behalf of the Company and the provisions of Section 4(d) below, Executive’s principal place of business will be at the Company’s corporate offices in the greater Memphis, Tennessee, metropolitan area (the “Corporate Headquarters”).

(c)                                  Notwithstanding any provision to the contrary herein, Executive will be permitted (in accordance with the Company’s Conflict of Interest Policy) to act or serve as a member of the board of directors of up to two privately held companies (which as of the date of this Agreement the Company acknowledges are Zipline and Carggo), and as a member of the board of directors of any other business, civic, or charitable company or organization approved by the Company; provided, that the Company agrees that the Executive may also remain a member of the board of directors of Pillow through the end of his current term as a member thereof.   Further, if at any time during the Term, Zipline, Carggo and/or Pillow become publicly traded companies, Executive shall resign all service relationships with such company(ies), unless the Board otherwise agrees to Executive’s continued service on the board of directors with respect to such company(ies).

4.                                      Obligations of the Company During the Term.  The Company shall provide the following to Executive during the Term:

(a)                                 Salary.  The Company shall pay Executive a base salary (“Base Salary”) at an annual rate of at least $800,000, payable in accordance with the payroll practices of the Company.  Executive’s rate of Base Salary shall be subject to annual review by the Board or the Compensation Committee (defined below) and any possible increase (but not decrease) shall be at the discretion of the Board or the Compensation Committee.  Executive’s Base Salary may not be decreased without the written consent of Executive.

(b)                                 Annual Bonus.

(1)                                 Generally.  Executive shall be eligible to participate in the Annual Bonus Plan (or any successor plan) (the “Bonus Plan”) in respect of each fiscal year of the Company on at least the same terms and conditions as other executive officers of, prior to the Spin, ServiceMaster, and on and after the Spin, the Company; provided that Executive’s annual bonus opportunity payable at achievement of “target” levels shall not be less than 100 percent of Base Salary (the “Target Bonus”), it being understood that the actual amount payable and the performance metrics, weighting, and thresholds applicable to Executive shall be determined in accordance with the Bonus Plan as adopted and administered by the Compensation Committee of the Board (the “Compensation Committee”).  Any amount payable pursuant to this Section 4(b)(1), and Section 4(b)(2) below, shall be paid when paid to other executive officers of the Company under the Bonus Plan, but in no event later than March 15 of the year following the year in respect of which it was earned.

(2)                                 2018 Performance Year.  Notwithstanding Section 4(b)(1), in no event shall Executive’s annual bonus for the 2018 performance year be less than an amount equal to (x) $800,000, multiplied by (y) a fraction, the numerator of which is the number of days from the Effective Date through December 31, 2018, and the denominator of which is 365.

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(c)                                  Benefits.  Executive shall be entitled to those employee benefits and perquisites which the Company from time to time generally makes available to its executive officers (“Benefits”) subject to the terms and conditions of such benefit plans or programs.  The Benefits shall include, without limitation, medical insurance, dental insurance, life insurance, vision insurance, flexible spending or similar account, four weeks of paid annual vacation, and such other benefits, as the Board or Compensation Committee may determine from time to time.  In addition, to the extent that, on and after the Effective Date, the Company provides its other named executive officers an automobile allowance or Company car, then the Company shall also provide the same level of automobile allowance or Company car to Executive.

(d)                                 Reimbursement of Other Expenses; Relocation.  Executive shall be reimbursed for all proper and reasonable expenses incurred by Executive in the performance of his duties hereunder in accordance with the policies of the Company.  Executive shall, on a fully tax grossed-up basis, (i) also qualify for the Company’s relocation program and shall be provided with reimbursement of his relocation expenses in accordance with the terms and conditions of that program and (ii) through the first anniversary of the Effective Date, be provided with corporate housing in the Corporate Headquarters area and with reimbursement for reasonable weekly commuting expenses between Seattle, WA, and Memphis, TN, consistent with the business travel reimbursement policies applicable to the Company’s executive officers.

5.                                      Equity-Based Compensation.

(a)                                 Restricted Stock Units.

(1)                                 RSU Grant.  Effective as of the Effective Date, ServiceMaster shall grant Executive a number of shares of restricted stock units (“RSUs”) under the Stock Incentive Plan having a grant date value equal to $1,000,000 (the “Sign-On RSUs”).  The Sign-On RSUs shall vest, subject to Executive’s continued employment with the Company, ratably over three years, starting on the first anniversary of the Effective Date, and as otherwise provided in the Sign-On RSU Agreement (as defined below).

(2)                                 Terms and Conditions.  The terms and conditions of the Sign-On RSUs (including, but not limited to, the vesting conditions) shall be set forth in a separate Employee Restricted Stock Unit Agreement, in the form attached hereto as Exhibit B, to be entered into between ServiceMaster and Executive (the “Sign-On RSU Agreement”) and will be subject to the terms and provisions of the Stock Incentive Plan.

(b)                                 Stock Options.

(1)                                 Option Grant.  Effective as of the Effective Date, ServiceMaster shall grant Executive non-qualified stock options to purchase shares of Common Stock under the Stock Incentive Plan having a Black-Scholes value equal to $1,000,000 (the “Options”).  The Options will vest, subject to Executive’s continued employment with the Company, in four annual installments at a rate of one-fourth per year on each of the first four anniversaries of the Effective Date and as otherwise provided in the Employee Stock Option Agreement (as defined below).  The exercise price per share of Common

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Stock covered by the Options shall be equal to the Fair Market Value (as defined in the Stock Incentive Plan) on the Effective Date, as required under the Stock Incentive Plan.

(2)                                 Terms and Conditions.  The terms and conditions of the Options (including, but not limited to, the vesting conditions) shall be set forth in a separate Employee Stock Option Agreement, in the form of Employee Stock Option Agreement attached as Exhibit C, to be entered into between Service Master and Executive (the “Employee Stock Option Agreement”) and will be subject to the terms and provisions of the Stock Incentive Plan.

(c)                                  Annual Equity Grants.

(1)                                 Prorated 2018 Annual Equity Grant.  Effective as of the Effective Date, ServiceMaster shall grant Executive RSUs and non-qualified stock options to purchase shares of Common Stock under the Stock Incentive Plan with a collective value of $1,250,000, which will have the same composition (50% RSUs and 50% stock options), and will vest on the same schedule, as such annual grants made in February 2018 to the named executive officers of ServiceMaster, with Executive to receive service credit for such vesting from the date the annual grants were made in February 2018 to the other named executive officers (the “2018 Equity Grant” and, collectively with the Sign-On RSUs and the Options, the “Equity Awards”).

(2)                                 Terms and Conditions.  The terms and conditions of the 2018 Equity Grant (including, but not limited to, the vesting conditions) shall be set forth in a separate Employee Restricted Stock Unit Agreement, in the form attached as Exhibit D, and a separate Stock Option Agreement, in the form attached as Exhibit E, both to be entered into between ServiceMaster and Executive (the “2018 Equity Award Agreements” and collectively with the Sign-On RSU Agreement and the Employee Stock Option Agreement, the “Equity Award Agreements”).

(3)                                 Future Annual Equity Grants.  Beginning in calendar year 2019 and each subsequent calendar year occurring during the Term, Executive shall be eligible to be considered for annual long-term equity incentive grants having a target total grant date value equal to 250% of his Annual Base Salary, with any such grants to be made at the same time as other senior executives of the Company (or prior to the Spin, Service Master) with the form(s) of such annual equity grants to be determined by the Compensation Committee of the Board (or prior to the Spin, the compensation committee of the board of directors of ServiceMaster).

(d)                                 Notwithstanding any terms of the Equity Award Agreements or otherwise to the contrary, subject to and conditioned on the completion of the Spin, for the avoidance of doubt in connection with the Spin all outstanding ServiceMaster equity awards then held by Executive shall be converted into awards covering shares of publicly traded Company common stock, in accordance with the provisions of the Stock Incentive Plan.

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6.                                      Severance Benefits.

(a)                                 In the event that Executive’s employment hereunder is terminated during the period beginning on and including the Effective Date and ending on or prior to the expiration of the Term by the Company without Cause or by Executive for Good Reason, then the Company, subject to Section 6(g), shall pay to Executive, as compensation for services rendered to the Company and its affiliated companies:

(1)                                 Executive’s Base Salary earned through the Date of Termination, to the extent not previously paid (but after giving effect to any amounts that would be deferred pursuant to the Company’s deferred compensation plan); plus

(2)                                 (i) Executive’s annual bonus earned with respect to the fiscal year immediately prior to the fiscal year in which the Date of Termination occurs, to the extent not previously paid (but after giving effect to any amounts that would be deferred pursuant to the Company’s deferred compensation plan), plus (ii) the bonus that Executive would have been paid in respect of the fiscal year in which the Date of Termination occurs had his employment not terminated, prorated for the portion of the fiscal year during which Executive was employed elapsed through the Date of Termination based on actual performance (the “Pro Rata Bonus”); plus

(3)                                 a continued payment of his monthly Base Salary, at the rate in effect immediately prior to the Date of Termination, for twelve (12) months following the Date of Termination; provided that such payment period shall be for twenty-four (24) months following the Date of Termination if the Date of Termination is prior to January 1, 2020 (the “Severance Period”); plus

(4)                                 a lump sum payment equal to Executive’s Target Bonus; plus

(5)                                 reimbursement of Executive’s expenses pursuant to Section 4(d) and any accrued but unused vacation; plus

(6)                                 to the extent not already vested by their terms on or prior to such Date of Termination, the Sign-On RSUs shall become immediately vested on such Date of Termination; plus

(7)                                 if applicable, outstanding and unvested equity awards not otherwise covered by Section 6(a)(6) shall vest in accordance with their applicable terms.

(b)                                 In the event that Executive’s employment hereunder is terminated during the period beginning on and including the Effective Date and ending on or prior to the expiration of the Term by the Company for Cause or by Executive for any reason other than Good Reason, including by reason of death or Disability, then the Company shall pay to Executive (or Executive’s executors, legal representatives or administrators in the event of Executive’s death), as compensation for services rendered to the Company and its affiliated companies:

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(1)                                 Executive’s Base Salary earned through the Date of Termination or date of death, to the extent not previously paid (but after giving effect to any amounts that would be deferred pursuant to the Company’s deferred compensation plan); plus

(2)                                 in the event Executive’s employment is terminated by reason of death or Disability, (i) Executive’s annual bonus earned with respect to the fiscal year immediately prior to the fiscal year in which the Date of Termination occurs, to the extent not previously paid (but after giving effect to any amounts that would be deferred pursuant to the Company’s deferred compensation plan), plus (ii) a Pro Rata Bonus; plus

(3)                                 reimbursement of Executive’s expenses pursuant to Section 4(d) and any unused but accrued vacation; plus

(4)                                 if applicable, outstanding and unvested equity awards shall vest in accordance with their applicable terms.

(c)                                  Payment.  Subject to Section 14, (i) any amount payable pursuant to Section 6(a)(1) or 6(b)(1) above shall be paid in accordance with the payroll practices of the Company; (ii) any amount payable pursuant to Section 6(a)(2) or 6(b)(2) shall be paid when annual bonuses for the applicable fiscal years are paid to other executive officers of the Company, but in no event later than March 15 of the year following the year in respect of which such bonuses were earned; and (iii) any amount payable pursuant to Section 6(a)(3) shall be paid in equal monthly installments during the one-year period (two-year period if the Date of Termination is prior to January 1, 2020) following the Date of Termination, except that all installments that would have been paid during the first 60 days following the Date of Termination shall be paid on the 60th day following the Date of Termination; and (iv) any amount payable pursuant to Section 6(a)(4) shall be paid no later than 70 days following the Date of Termination.  In addition, if on the Date of Termination Executive is a “specified employee,” as defined in Treasury Regulation Section 1.409A-1(i) and determined using the identification methodology selected by the Company from time to time, or if none, the default methodology, any or all amounts payable under this Agreement on account of such termination of employment that would (but for this provision) be payable within six months following the Date of Termination, shall instead be paid in a lump sum on the first day of the seventh month following the Date of Termination or, if earlier, upon Executive’s death, except (A) to the extent of amounts that do not constitute a “deferral of compensation” within the meaning of Treasury Regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits which qualify as excepted welfare benefits pursuant to Treasury Regulation Section 1.409A 1(a)(5); and (C) other amounts or benefits that are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)                                 Continuation of Benefits.  In the event Executive is entitled to the severance benefits under Section 6(a), then (i) for twelve (12) months (eighteen (18) months if the Date of Termination is prior to January 1, 2020) following the Date of Termination, subject to Executive’s enrollment for COBRA continuation coverage and payment of the applicable monthly COBRA premium amounts (the “Monthly COBRA Premium Amount”), the Company will cause a monthly reimbursement to be made to

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Executive such that, after payment of applicable taxes, Executive retains an amount of such reimbursement equal to the employer contribution for active employees for the COBRA coverage so elected as in effect immediately prior to the Date of Termination; and (ii) if by the end of such 18-month period, if the Date of Termination is prior to January 1, 2020, Executive and his covered dependents have not become covered by a plan of a subsequent employer offering the same type of benefits, then, for the shorter of (A) six (6) months and (B) the end of the month in which Executive obtains such coverage from a subsequent employer, the Company will cause Executive to be paid a monthly amount such that, after payment of applicable taxes, Executive retains an amount of such payment equal to 100% of the Monthly COBRA Premium Amount.

(e)                                  Exclusive Severance.  Any amount paid pursuant to Section 6(a), 6(b) or 6(d) shall be paid in lieu of any other amount of severance relating to salary continuation or bonus payments or health, welfare and life insurance coverage to be received by Executive upon termination of employment of Executive under any severance plan, policy or arrangement of the Company or its affiliated companies.  Notwithstanding the foregoing, in the event that Executive’s employment hereunder is terminated hereunder for any reason, Executive shall be entitled to continuation of Benefits subject to the terms and conditions of such benefit plans or programs for terminated employees.

(f)                                   Equity-Based Compensation.  Except as otherwise expressly provided in Sections 5 and 6(a)(6) of this Agreement, each share of Common Stock and all Equity Awards held by Executive on the Date of Termination or date of death shall be subject to the terms and conditions of the applicable Equity Award Agreement and Stock Incentive Plan, including, without limitation, the restriction periods, vesting and forfeiture schedules, and termination provisions.

(g)                                  Release; Compliance with Restrictive Covenants.  Notwithstanding anything to the contrary in this Section 6, in the event the Company is obligated to make payments pursuant to Sections 6(a)(3), 6(a)(4), 6(a)(6) and 6(d), it shall be a condition to such payments that:  (i), within forty-five (45) days following the Date of Termination, Executive enter into a general release of claims, containing the provisions attached hereto as Exhibit F and such other provisions, if any, as the parties may mutually agree, waiving any and all claims against the Company and its subsidiaries, its parent entities, its affiliates and their respective officers, directors, employees, agents, representatives, stockholders, members and partners relating to this Agreement and to his employment during the term hereof and (ii) Executive materially complies with the covenants set forth in Section 7(a), (b) and (d) during the Severance Period.

(h)                                 Notice of Termination.  Executive shall be required to provide the Company with thirty (30) days’ advance written notice, and the Company may provide notice at any time, of the intention to terminate Executive’s employment for any reason, other than a termination by the Company for Cause or termination by Executive with Good Reason, each of which shall be subject to the applicable notice and cure time periods set forth in Exhibit A.

(i)                                     In the event the Company gives Executive notice of non-automatic extension of this Agreement at any time pursuant to Section 2, such termination shall be treated as a termination without Cause immediately prior to the expiration of the Term.

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7.                                      Covenants.  For good and valuable consideration, including without limitation the grant of Equity Awards and the severance benefits provided for in Section 6 above, the sufficiency of which Executive hereby acknowledges, Executive agrees to the following:

(a)                                 Non-Competition, Non-Solicitation.  From and after the Effective Date and through and including the date that is one year after the Date of Termination, Executive shall not do any of the following, directly or indirectly, without the prior written consent of the Board:

(1)                                 directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor, partner or otherwise), in North America or any other geographic area in which the Company or any subsidiary of the Company is then conducting business, own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with a business conducted by the Company or any subsidiary of the Company and/or, prior to the Spin, ServiceMaster or any of its subsidiaries (a “Competitive Enterprise”), provided that the foregoing shall not prohibit (x) Executive’s passive ownership of less than 1% of any class of voting securities of a publicly held company which would otherwise be prohibited under this Section 7(a)(1) or (y) Executive’s providing services to either (A) a separate division or operating unit of a multi-divisional Competitive Enterprise if such division or operating unit is not competitive with the business conducted by the Company or any subsidiary of the Company or (B) a Competitive Enterprise where the revenues derived from the divisions or operating units that, if standing alone, would be a Competitive Enterprise (I) account in the aggregate for less than 20% of the aggregate consolidated revenue of the entire Competitive Enterprise (or, if applicable, the portion of the Competitive Enterprise for which Executive is responsible (including, for the avoidance of doubt, subsidiary entities)) and (II) on a business unit by business unit basis are 35% or less than the revenue of the corresponding business unit of the Company (except that, for purpose of the clause (II), any Company business unit that accounts for 10% or less of the aggregate consolidated revenue of the Company shall be disregarded), in the case of each of (I) and (II) for the fiscal year prior to Executive’s commencement of employment therewith; or

(2)                                 other than in the good faith performance of Executive’s duties to the Company, directly or indirectly attempt to induce any employee of the Company or any subsidiary or parent of the Company to terminate his or her employment with the Company or any subsidiary or parent of the Company for any purpose whatsoever, or attempt directly or indirectly, in connection with any business to which Section 7(a)(1) applies, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any subsidiary or parent of the Company; provided, that this Section 7(a)(2) shall not be violated by (i) general advertising or solicitation not specifically targeted at the Company related persons or entities or (ii) Executive serving as a reference, upon request.

(b)                                 Confidentiality; Work Product.  Executive agrees that, during Executive’s employment with the Company and its subsidiaries and thereafter, other than in the good faith performance of his duties to the Company and its subsidiaries, Executive will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company or its subsidiaries, including without limitation, and whether or not such

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information is specifically designated as confidential or proprietary:  all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques.  Notwithstanding the foregoing, Executive may disclose confidential information to the extent required by law, regulation or order of a regulatory body, in each case so long as Executive gives the Company written notice of the disclosure as soon as practicable under the circumstances to enable the Company to seek a protective order, confidential treatment or other appropriate relief (except that notice to the Company need not be given during any period that such disclosure is prohibited by applicable law).  Executive’s obligations under this Section are indefinite in term.  Executive hereby assigns, transfers and releases, without royalty or any other consideration except as expressly set forth herein, all worldwide right, title and interest Executive may have or acquire (including copyright and “moral rights”) in and to all work product, inventions, discoveries, know-how, processes, data and other items (“Materials”) resulting from Executive’s services under this Agreement.  To the extent any Materials are not assignable, Executive waives, disclaims and agrees that Executive will not enforce against the Company any rights Executive may have to such Materials.

(c)                                  Non-Disparagement.  At all times during the Term and for one (1) year thereafter, Executive agrees that Executive will refrain from making public statements, written or oral, which criticize, disparage or defame the business, goodwill or reputation of the Company or Service Master (including their products and services), their directors, officers, executives, subsidiaries, parent entities, and/or employees or making statements which could adversely affect the morale of other employees.  At all times during the Term and for one (1) year thereafter, the Company agrees that its active members of the Board and active named executive officers (each as in effect from time to time) will refrain from making public statements, written or oral, which criticize, disparage or defame Executive.  Nothing in this Agreement, however, shall be construed to prevent Executive or the Company (including any of its representatives) from providing truthful testimony or information in response to any valid subpoena, court order, the request of any government agency or as otherwise required by law (including in connection with any whistleblower laws), from rebutting false or misleading statements about the party by others or making normal competitive-type statements not in violation of Section 7(a) above.  There shall be no third-party beneficiaries of this Section 7(c), other than applicable subsidiaries of the Company.

(d)                                 Cooperation.  During and after Executive’s employment, Executive shall reasonably cooperate with the Company with respect to any matter (including without limitation any investigation, governmental proceeding and litigation, including the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its affiliates) that relates to events or occurrences that transpired while Executive was employed by the Company.  Executive’s reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being reasonably available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually

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convenient times.  During and after Executive’s employment, Executive also shall reasonably cooperate with the Company or its affiliates in connection with any investigation or review of any Federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company.  The Company shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive’s performance of obligations pursuant to this Section 7(d).

8.                                      Reimbursement of Executive Expenses.  The Company shall reimburse Executive for reasonable legal fees incurred related to this Agreement, not to exceed $20,000 in the aggregate.  Such reimbursement shall be made within thirty (30) days after Executive provides an invoice for such services to the Company (which invoice shall be provided within sixty (60) days following the Effective Date), but in any event no later than March 15 of the year following the year in which the fees are incurred.

9.                                      Indemnification.  Effective as of the Effective Date, the Company and Executive shall enter into an indemnification agreement in the form attached as Exhibit G.  During the Term and thereafter, the Company shall indemnify Executive with respect to his services to the Company and its subsidiaries as an officer and director, including as a fiduciary of Company benefit plans, at levels not less than as provided in the Bylaws of the Company in effect on the Effective Date.  In addition, (i) Executive shall both during the Term and thereafter be covered by directors and officers liability insurance to the same extent that such coverage is then maintained for officers or directors of the Company in active service, and (ii) any “tail” policy providing directors and officers liability coverage that covers a period of service in which Executive is or was in active service with the Company and/or any of its subsidiaries shall cover such service.

10.                               Successors and Assigns.  This Agreement shall inure to the benefit of and be enforceable by the Company and its successors and assigns, and upon any such assignment, all references to the “Company” shall be deemed to refer to such successor or assignee, and by Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  Notwithstanding the foregoing, any assignment of this Agreement by the Company, other than to any parent entity or subsidiary (or any other subsidiary of ServiceMaster established for the purpose of furthering the Spin), in each such case in connection with the implementation of the Spin, shall be subject to Executive’s consent.  This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company.  In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

11.                               Notice.  All notices and other communications required or permitted under this Agreement (including the notice required by the definition of Good Reason as set forth in Exhibit A) shall be in writing, shall be given by personal delivery, overnight delivery by an established courier service, or by certified mail, return receipt required, and shall be deemed to have been duly given when delivered, addressed (a) if to Executive, at his address in the records of the Company, and if to the Company, to American Home Shield, 150 Peabody Place,

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Memphis, Tennessee 38103, attention General Counsel or (b) to such other address as either party may have furnished to the other in writing in accordance herewith.

12.                               Entire Agreement; Amendments.  Except as otherwise specified herein, this Agreement and the Exhibits constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

13.                               Modification or Waiver.  No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and a member of the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

14.                               Governing Law; Validity.  The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws.  The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

15.                               Withholding.  Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, state or local income or employment tax laws or similar statutes or other provisions of law then in effect.

16.                               Payments by Subsidiaries.  Executive acknowledges that one or more payments hereunder may be paid by one or more of the Company’s subsidiaries, and Executive agrees that any such payment made by such subsidiary shall satisfy the obligations of the Company hereunder with respect to (but only to the extent of) such payment.

17.                               Section 409A; Section 280G.

(a)                                 To the extent that any reimbursement, fringe benefit, or other similar plan or arrangement in which Executive participates during the term of Executive’s employment under this Agreement or thereafter provides for a “deferral of compensation” within the meaning of Section 409A of the Code, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid); (iii) subject to any shorter time periods provided in any expense reimbursement policy of the Company, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the

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calendar year in which the expense was incurred; and (iv) the reimbursements shall be made pursuant to objectively determinable and nondiscretionary Company policies and procedures regarding such reimbursement of expenses.  In addition, with respect to any payments or benefits subject to Section 409A, reference to Executive’s “Date of Termination” (and corollary terms) with the Company shall be construed to refer to Executive’s “separation from service” (as determined under Treas. Reg. Section 1.409A-1(h), as uniformly applied by the Company) with the Company.  Whenever a provision under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.  Executive’s right to receive any installment payments hereunder shall, for purposes of Section 409A, be treated as a right to receive a series of separate and distinct payments.  Any tax gross-up payment provided for under this Agreement shall in no event be paid to Executive later than the December 31 of the calendar year following the calendar year in which such taxes are remitted by Executive.

(b)                                 To the extent that any of the payments and benefits provided for under this Agreement together with any payments or benefits under any other agreement or arrangement between the Company and Executive (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide Executive with an after-tax amount greater than if there was no reduction.  Any reduction shall be done in a manner that maximizes the amount to be retained by Executive, provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G- 1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (iv) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) of this Section 7(b) will be next reduced prorata.

18.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

AHS HOLDING COMPANY, INC.

By:	/s/ Anthony D. DiLucente
	Name:	Anthony D. DiLucente
	Title:	Senior Vice President, Chief Financial Officer

EXECUTIVE

By:	/s/ Rex Tibbens
Rex Tibbens

Solely for purposes of Sections 5 and 7 only with respect to the period prior to the Spin:

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ John Corness
Name:	John Corness
Title:	Chairman, Compensation Committee of the Board of Directors

[Signature Page to Employment Agreement]

Exhibit A

As used in this Agreement, the following terms shall have the respective meanings set forth below:

(a)                                 “Cause” means:

(1)                                 a material breach by Executive of his duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is (x) demonstrably willful and deliberate on Executive’s part, (y) committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and (z) not remedied within thirty (30) days after receipt of written notice from the Company specifying such breach; or

(2)                                 Executive’s indictment for, conviction of or pleading guilty or nolo contendere to a felony or misdemeanor involving any act of fraud, embezzlement, or dishonesty, or any other intentional misconduct by Executive that adversely and significantly affects the business affairs or reputation of the Company or an affiliated company; or

(3)                                 any failure by Executive to reasonably cooperate with any investigation or inquiry into Executive’s business practices, whether internal or external, including, but not limited to Executive’s refusal to be deposed or to provide testimony at any trial or inquiry.

Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless he has:  (i) had ten (10) days’ written notice setting forth the reasons for the Company’s intention to terminate for Cause; (ii) had an opportunity to be heard before the Board; and (iii) received a notice of termination from the Board stating that in the opinion of a majority of the full Board (excluding Executive) that Executive is responsible for conduct of a type set forth above and specifying in reasonable detail the particulars thereof.

(b)                                 “Change in Control” shall have the meaning set forth in the Stock Incentive Plan; provided that in the event such definition shall be modified or revised in the Stock Incentive Plan, then the definition of Change in Control for purposes of this Agreement shall be so modified or revised.

(c)                                  “Disability” for purposes of this Agreement, shall be defined as the inability of Executive to have performed Executive’s material duties hereunder due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) days (including weekends and holidays) in any 365-day period.

(d)                                 “Good Reason” means, without Executive’s written consent, the occurrence of any of the following events:

(1)                                 any of (i) the reduction in any material respect in Executive’s position(s), authorities or responsibilities as a president and chief executive officer of (A) prior to the Spin, a wholly owned division of a publicly traded company and (B) after the

A-1

Spin, a publicly traded company, (ii) the failure of ServiceMaster to complete the Spin on or before March 31, 2019 (the “Spin Trigger”), which initial March 31, 2019 Spin Trigger date may be extended by ServiceMaster up to and including November 30, 2019, upon the prior written consent of Executive (the “Spin Trigger Extended Date”), or (iii) prior to the Spin, Executive no longer reporting directly to (A) the Chief Executive Officer of the ServiceMaster and (B) after the Spin, the board of directors of a publicly-traded company;

(2)                                 a material reduction in Executive’s Base Salary or Target Bonus, each as in effect on the Effective Date or as the same may be increased from time to time thereafter; except for any reduction by not more than ten (10) percent from Executive’s highest Base Salary or Target Bonus, to the extent a ten (10) percent reduction is applied equally to all named executive officers of the Company (or prior to the Spin, ServiceMaster);

(3)                                 a material change in the location of Executive’s location of work that will be at least more than fifty (50) miles from the Company’s corporate offices as of the Effective Date; or

(4)                                 any action or inaction by the Company that constitutes a material breach of the terms of this Agreement.

If Executive determines that Good Reason exists, Executive must notify the Company in writing, within ninety (90) days following the initial existence of such grounds that Executive determines constitutes Good Reason, or such event shall not constitute Good Reason under the terms of Executive’s employment.  If the Company remedies such event within thirty (30) days following receipt of such notice, Executive may not terminate employment for Good Reason as a result of such event (the “Cure Period”).  In the event the Company does not timely remedy such event, Executive must terminate his employment ninety (90) days following the end of the Cure Period.  For the avoidance of doubt, in no event shall “Good Reason” exist solely as a result of Executive remaining CEO of the Company immediately following the Spin.  Notwithstanding the foregoing, Executive may only resign for Good Reason under the Spin Trigger if Executive terminates employment during the earlier of (a) the later of April 2019 or the calendar month following the Spin Trigger Extended Date (which for the avoidance of doubt shall be no later than during December 2019) or (b) within thirty (30) days after an announcement by the Company that it is formally abandoning the planned Spin.

(e)                                  “Stock Incentive Plan” shall mean that certain Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (and any successor plan, including for these purposes the stock incentive plan for the Company after the Spin to the extent its terms govern the relevant awards).

A-2

Exhibit B

Sign-On Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement (this “Award Agreement”), dated as of [•], 2018 (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and Rex Tibbens (the “Participant”), is being entered into pursuant to Article IX of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms that are not defined in this Award Agreement may be found in the Plan.   Reference is made to that certain Employment Agreement between the Company and the Participant, dated May 15, 2018 (the “Employment Agreement”), pursuant to which the Participant commenced employment with the Company on May 15, 2018 (the “Start Date”).

The Company and the Participant hereby agree as follows:

Section 1.                                           Confirmation of Grant.  Subject to the terms of this Award Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Participant of Restricted Stock Units representing the right to receive [•] Shares.  This Award Agreement is entered into pursuant to, and the terms of the Restricted Stock Units are subject to, the terms of the Plan.  If there is any conflict between this Award Agreement and the terms of the Plan, the terms of the Plan shall govern.

Section 2.                                           Vesting and Forfeiture.  The Restricted Stock Units shall vest in three equal installments on the first, second and third anniversaries of the Start Date, subject to the Participant’s continued employment with the Company or any subsidiary through the applicable vesting date.

Section 3.                                           Effect of Termination of Employment. Upon termination of the Participant’s employment with the Company and its Subsidiaries for any reason prior to the Vesting Date, the Restricted Stock Units evidenced by this Award Agreement shall be forfeited, provided that if the Participant’s employment is terminated:

(a)                                 in a “Special Termination” (i.e., by reason of the Participant’s death or Disability (as defined in the Employment Agreement)), then the Participant’s Restricted Stock Units evidenced by this Award Agreement shall vest as to the number of Restricted Stock Units that would have vested on the next anniversary of the Start Date (assuming the Participant’s employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the Start Date, if the Special Termination occurs on or prior to the first anniversary of the Start Date, or (y) the most recent prior anniversary of the Start Date, if the Special Termination occurs after the first anniversary of the Start Date, and the denominator of which is 365; and

(b)                                 In a termination of employment pursuant to Section 6(a) of the Employment Agreement that occurs prior to the Vesting Date (a “Qualifying Termination”), then the Participant’s Restricted Stock Units evidenced by this Award Agreement that are unvested shall become vested.

The Participant, or the Participant’s estate or beneficiary, shall receive one Share in respect of each such vested Restricted Stock Unit within 75 days following, as applicable,

the date of the Special Termination or, subject to the Participant’s satisfaction of his obligations under Section 6(g) of the Employment Agreement, a Qualifying Termination.

Section 4.                                           Dividend Equivalents; Impact of Spin-Off.  If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Participant with an additional number of Restricted Stock Units (“Dividend Shares”) equal to the (A) product of (x) the number of Restricted Stock Units plus the number of additional Dividend Shares held by the Participant as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock divided by (B) the Fair Market Value of a Share on the dividend payment date, rounded down to the nearest whole number.  Notwithstanding the foregoing or anything set forth in this Agreement to the contrary, upon the occurrence of the completion of the spin-off of AHS Holding Company, Inc. (“AHS”) by the Company (the “Spin-Off”), the Participant’s Restricted Stock Units shall be adjusted in accordance with Section 4.3 of the Plan such that, upon completion of the Spin-Off, the Participant shall be entitled to an adjusted Award which relates solely to: (i) if, on and immediately following the Spin-Off, the Participant remains employed with the Company (or any Subsidiary thereof following the Spin-Off), the securities of the Company; or (ii) if the Participant, immediately following the Spin-Off, is employed with AHS or any Subsidiary thereof, the securities of AHS.

Section 5.                                           Settlement; Taxes.

(a)                                 Except as otherwise provided in Article XIV of the Plan and in Section 4, promptly following the date on which the number of Restricted Stock Units that vest is certified by the Administrator pursuant to Section 2 of this Award Agreement, but in any event not later than March 15 of the calendar year following the calendar year of the Vesting Date, the Participant shall receive one Share in respect of each such vested Restricted Stock Units.

(b)                                 In connection with the vesting and settlement of the Restricted Stock Units as provided in this Award Agreement, the Company or one of its Subsidiaries may require the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable Withholding Taxes that may arise in connection therewith, in accordance with the provisions of Section 15.11 of the Plan; provided, however, that if at such time of vesting and settlement, the Participant is prohibited from trading or otherwise selling Shares due to the application of any trading policy of the Company or applicable law, the Company shall withhold Shares that would otherwise be issued to the Participant pursuant to Section 5(a) above to satisfy the Withholding Taxes, in accordance with the provisions of Section 15.11 that apply to such net settlement of Withholding Taxes.

Section 6.                                           Miscellaneous.

(a)                                 Restrictive Covenants.  In consideration of the grant of the Restricted Stock Units, during the Participant’s employment with the Company and its Subsidiaries (the “Company Group”) and for a period of twelve (12) months following the termination of the Participant’s employment (whether such termination is initiated by the Participant or the Participant’s employer), the Participant shall be subject to the restrictive covenants set forth in Section 7 of the Employment Agreement.

(b)                                 Dispute Resolution.  Any dispute or controversy between the Participant and any member of the Company Group, whether arising out of or relating to this Award Agreement, the breach of this Award Agreement, or otherwise, shall be resolved in accordance with the dispute resolution provisions set forth in the Employment Agreement.

(c)                                  Incorporation of Forfeiture Provisions.  The Participant acknowledges and agrees that, pursuant to the Plan, the Participant shall be subject to the Company’s Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Award Agreement or as required by applicable law after the date of this Award Agreement.

(d)                                 Authorization to Share Personal Data.  The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge such personal data to the Company if and to the extent appropriate in connection with this Award Agreement or the administration of the Plan.

(e)                                  No Right to Continued Employment.  Nothing in this Award Agreement shall be deemed to confer on the Participant any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(f)                                   Binding Effect; Benefits.  This Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement and their respective successors and assigns.  Nothing in this Award Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Award Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g)                                  Waiver; Amendment.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.  This Award Agreement may not be amended, modified or supplemented, except (i) by a written instrument executed by the Participant and the Company or (ii) as authorized under the Plan (including under Section 4.3 of the Plan).

(h)                                 Applicable Law.  This Award Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Award Agreement shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(i)                                     Section 409A.  Section 15.12 of the Plan shall apply to this Award and is incorporated herein by reference.

(j)                                    Section and Other Headings, etc.  The section and other headings contained in this Award Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Award Agreement.

(k)                                 Counterparts.  This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Dion Persson
	Name:	Dion Persson
	Title:	Senior Vice President, Business Development

THE PARTICIPANT:

/s/ Rex Tibbens
Name: Rex Tibbens

[Signature Page to Sign-On Restricted Stock Unit Agreement]

Exhibit C

Sign-On Stock Option Agreement

This Employee Stock Option Agreement, dated as of [•], 2018 (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and the associate whose name appears on the signature page hereof and who is employed by the Company or one of its Subsidiaries (the “Associate”), is being entered into pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms used, but not otherwise defined, in this Agreement may be found in the Plan.  Reference is made to that certain Employment Agreement between the Company and the Associate, dated May 15, 2018 (the “Employment Agreement”), pursuant to which the Associate commenced employment with the Company on May 15, 2018 (the “Start Date”).

The Company and the Associate hereby agree as follows:

Section 1.                                           Grant of Options.

(a)                                 Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Associate of Options to purchase the number of shares of Company Common Stock specified on the signature page hereof.  The Options are not intended to be Incentive Stock Options.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)                                 Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.                                           Vesting and Exercisability.

(a)                                 Vesting Schedule. Except as otherwise provided in the Plan or Section 2(b) of this Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of the Start Date, subject to the continuous employment of the Associate with the Company through each applicable vesting date; provided that if, subject to the Associate’s compliance with his obligations under Section 6(g) of the Employment Agreement, the Associate’s employment with the Company is terminated by reason of the Associate’s death or Disability (as defined in the Employment Agreement), any Options held by the Associate shall immediately vest as of the effective date of such termination.

(b)                                 Discretionary Acceleration.  The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)                                  Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole shares and must be exercised in accordance with Section 4.

Section 3.                                           Termination of Options.

(a)                                 Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or the Plan, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)                                 Early Termination.  If the Associate’s employment with the Company terminates for any reason, any Options held by the Associate that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and, if the Associate’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  All vested Options held by the Associate following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the one-year anniversary in the case of a termination by reason of the Associate’s death or Disability or a retirement from active service on or after the Associate reaches normal retirement age, or in the event of any other termination of employment, the three-month anniversary of the effective date of the Associate’s termination of employment (determined without regard to any deemed or express statutory or contractual notice period), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 5(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.                                           Manner of Exercise.  Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Associate shall be pursuant to procedures set forth in the Plan or established by the Administrator from time to time and shall include the Associate specifying the proposed date on which the Associate desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”) or such other or different requirements as may be imposed by the Company.  Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Associate shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees (including, if available, pursuant to a broker-assisted cashless exercise program established by the Company whereby the Associate may exercise vested Options by an exercise-and-sell procedure in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is obtained from the sale of shares in the public market) and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Associate to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

Section 5.                                           Change in Control; Impact of Spin-Off on Options.

(a)                                 Vesting and Cancellation.  Except as otherwise provided in Section 5(b), in the event of a Change in Control, all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)                                 Alternative Award.  Notwithstanding Section 5(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Administrator reasonably determines prior to the Change in Control that the Associate shall receive an Alternative Award meeting the requirements of the Plan; provided, however, that if this Section 5(b) becomes operative, but the Associate’s employment is terminate by the Company without Cause or the Associate resigns with Good Reason and any such termination occurs between the date a definitive agreement is signed by the Company contemplating transactions which, if consummated, would result in a Change in Control and the date that is twenty-four (24) months following the Change in Control, all then outstanding unvested Options shall become immediately vested and exercisable.

(c)                                  Impact of Spin-Off.  Notwithstanding anything set forth in this Agreement to the contrary, upon the occurrence of the completion of the spin-off of AHS Holding Company, Inc. (“AHS”) by the Company (the “Spin-Off”), the Associate’s Options shall be adjusted in accordance with Section 4.3 of the Plan such that, upon completion of the Spin-Off, the Associate shall be entitled to an adjusted Award which relates solely to: (i) if, on and immediately following the Spin-Off, the Associate remains employed with the Company (or any Subsidiary thereof following the Spin-Off), the securities of the Company; or (ii) if the Associate, immediately following the Spin-Off, is employed with AHS or any Subsidiary thereof, the securities of AHS.

Section 6.                                           Miscellaneous.

(a)                                 Withholding.  In connection with the exercise of any of the Options as provided in this Award Agreement, the Company or one of its Subsidiaries may require the Associate to remit to the Company an amount in cash sufficient to satisfy any applicable Withholding Taxes that may arise in connection therewith, in accordance with the provisions of Section 15.11 of the Plan; provided, however, that if at such time of exercise, the Associate is prohibited from trading or otherwise selling Shares due to the application of any trading policy of the Company or applicable law, the Company shall withhold Shares that would otherwise be issued to the Associate pursuant to Section 4 above to satisfy the Withholding Taxes, in accordance with the provisions of Section 15.11 that apply to such net settlement of Withholding Taxes.

(b)                                 Incorporation of Forfeiture Provisions.  The Associate acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to the Company’s Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as required by applicable law after the date of this Agreement.

(c)                                  Restrictive Covenants.  In consideration of the grant of the Option, during the Associate’s employment with the Company and its Subsidiaries (the “Company Group”) and for a period of twenty-four (24) months following the termination of the Associate’s employment (whether such termination is initiated by the Associate or the Associate’s employer), the Associate shall be subject to the restrictive covenants set forth in Section 7 of the Employment Agreement.

(d)                                 Dispute Resolution.  Any dispute or controversy between Associate and the Company, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be resolved in accordance with the dispute resolutions in the Employment Agreement.

(e)                                  Authorization to Share Personal Data.  The Associate authorizes any Affiliate of the Company that employs the Associate or that otherwise has or lawfully obtains personal data relating to the Associate to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(f)                                   No Rights as Stockholder; No Voting Rights.  The Associate shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares.

(g)                                  No Right to Continued Employment.  Nothing in this Agreement shall be deemed to confer on the Associate any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(h)                                 Non-Transferability of Options.  The Options may be exercised only by the Associate.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Associate upon the Associate’s death or with the Company’s consent.

(i)                                     Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(j)                                    Waiver; Amendment.

1.                                      Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

2.                                      Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Associate and the Company.

(k)                                 Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Associate without the prior written consent of the other party.

(l)                                     Applicable Law and Forum.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Agreement shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(m)                             Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this section.

(n)                                 Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(o)                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

*                               *                                *                               *                                *                               *

IN WITNESS WHEREOF, the Company and the Associate have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Dion Persson
Name: Dion Persson
Title: Senior Vice President, Business Development

ASSOCIATE:

/s/ Rex Tibbens
Name: Rex Tibbens

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
[•] Shares	$	[•]

[Signature Page to Sign-On Stock Option Agreement]

Exhibit D

Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement (this “Award Agreement”), dated as of [•], 2018 (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and Rex Tibbens (the “Participant”), is being entered into pursuant to Article IX of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms that are not defined in this Award Agreement may be found in the Plan.   Reference is made to that certain Employment Agreement between the Company and the Associate, dated May 15, 2018 (the “Employment Agreement”).

The Company and the Participant hereby agree as follows:

Section 1.                                           Confirmation of Grant.  Subject to the terms of this Award Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Participant of Restricted Stock Units representing the right to receive [•] Shares.  This Award Agreement is entered into pursuant to, and the terms of the Restricted Stock Units are subject to, the terms of the Plan.  If there is any conflict between this Award Agreement and the terms of the Plan, the terms of the Plan shall govern.

Section 2.                                           Vesting and Forfeiture.  The Restricted Stock Units shall vest in three equal installments on the first, second and third anniversaries of February 18, 2018, subject to the Participant’s continued employment with the Company or any subsidiary through the applicable vesting date.

Section 3.                                           Effect of Termination of Employment. Upon termination of the Participant’s employment with the Company and its Subsidiaries for any reason prior to the Vesting Date, the Restricted Stock Units evidenced by this Award Agreement shall be forfeited, provided that if the Participant’s employment is terminated:

(a)                                 in a “Special Termination” (i.e., by reason of the Participant’s death or Disability (as defined in the Employment Agreement)), then the Participant’s Restricted Stock Units evidenced by this Award Agreement shall vest as to the number of Restricted Stock Units that would have vested on the next anniversary of the Grant Date (assuming the Participant’s employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the Grant Date, if the Special Termination occurs on or prior to the first anniversary of the Grant Date, or (y) the most recent prior anniversary of the Grant Date, if the Special Termination occurs after the first anniversary of the Grant Date, and the denominator of which is 365.

The Participant, or the Participant’s estate or beneficiary, shall receive one Share in respect of each such vested Restricted Stock Unit within 75 days following the date of the Special Termination.

Section 4.                                           Dividend Equivalents; Impact of Spin-Off.  If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Participant with an additional number of Restricted Stock Units (“Dividend Shares”) equal to the (A) product of (x) the number of Restricted Stock Units plus the number of additional Dividend Shares held by the Participant as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock divided by (B) the Fair Market Value of a Share on the dividend payment date, rounded down to the nearest whole number.  Notwithstanding the foregoing or anything set forth in this Agreement to the contrary, upon the occurrence of the completion of the spin-off of AHS Holding Company, Inc. (“AHS”) by the Company (the “Spin-Off”), the Participant’s Restricted Stock Units shall be adjusted in accordance with Section 4.3 of the Plan such that, upon completion of the Spin-Off, the Participant shall be entitled to an adjusted Award which relates solely to: (i) if, on and immediately following the Spin-Off, the Participant remains employed with the Company (or any Subsidiary thereof following the Spin-Off), the securities of the Company; or (ii) if the Participant, immediately following the Spin-Off, is employed with AHS or any Subsidiary thereof, the securities of AHS.

Section 5.                                           Settlement; Taxes.

(a)                                 Except as otherwise provided in Article XIV of the Plan and in Section 4, promptly following the date on which the number of Restricted Stock Units that vest is certified by the Administrator pursuant to Section 2 of this Award Agreement, but in any event not later than March 15 of the calendar year following the calendar year of the Vesting Date, the Participant shall receive one Share in respect of each such vested Restricted Stock Units.

(b)                                 In connection with the vesting and settlement of the Restricted Stock Units as provided in this Award Agreement, the Company or one of its Subsidiaries may require the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable Withholding Taxes that may arise in connection therewith, in accordance with the provisions of Section 15.11 of the Plan; provided, however, that if at such time of vesting and settlement, the Participant is prohibited from trading or otherwise selling Shares due to the application of any trading policy of the Company or applicable law, the Company shall withhold Shares that would otherwise be issued to the Participant pursuant to Section 5(a) above to satisfy the Withholding Taxes, in accordance with the provisions of Section 15.11 that apply to such net settlement of Withholding Taxes.

Section 6.                                           Miscellaneous.

(a)                                 Restrictive Covenants.  In consideration of the grant of the Restricted Stock Units, during the Participant’s employment with the Company and its Subsidiaries (the “Company Group”) and for a period of twelve (12) months following the termination of the Participant’s employment (whether such termination is initiated by the Participant or the Participant’s employer), the Participant shall be subject to the restrictive covenants set forth in Section 7 of the Employment Agreement.

(b)                                 Dispute Resolution.  Any dispute or controversy between the Participant and any member of the Company Group, whether arising out of or relating to this Award Agreement, the breach of this Award Agreement, or otherwise, shall be resolved in accordance with the dispute resolution provisions set forth in the Employment Agreement.

(c)                                  Incorporation of Forfeiture Provisions.  The Participant acknowledges and agrees that, pursuant to the Plan, the Participant shall be subject to the Company’s

Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Award Agreement or as required by applicable law after the date of this Award Agreement.

(d)                                 Authorization to Share Personal Data.  The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge such personal data to the Company if and to the extent appropriate in connection with this Award Agreement or the administration of the Plan.

(e)                                  No Right to Continued Employment.  Nothing in this Award Agreement shall be deemed to confer on the Participant any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(f)                                   Binding Effect; Benefits.  This Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement and their respective successors and assigns.  Nothing in this Award Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Award Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g)                                  Waiver; Amendment.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.  This Award Agreement may not be amended, modified or supplemented, except (i) by a written instrument executed by the Participant and the Company or (ii) as authorized under the Plan (including under Section 4.3 of the Plan).

(h)                                 Applicable Law.  This Award Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Award Agreement shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(i)                                     Section 409A.  Section 15.12 of the Plan shall apply to this Award and is incorporated herein by reference.

(j)                                    Section and Other Headings, etc.  The section and other headings contained in this Award Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Award Agreement.

(k)                                 Counterparts.  This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Dion Persson
Name: Dion Persson
Title: Senior Vice President, Business Development

THE PARTICIPANT:

/s/ Rex Tibbens
Name: Rex Tibbens

[Signature Page to Restricted Stock Unit Agreement]

Exhibit E

Stock Option Agreement

This Employee Stock Option Agreement, dated as of [•], 2018 (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and the associate whose name appears on the signature page hereof and who is employed by the Company or one of its Subsidiaries (the “Associate”), is being entered into pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms used, but not otherwise defined, in this Agreement may be found in the Plan.  Reference is made to that certain Employment Agreement between the Company and the Associate, dated May 15, 2018 (the “Employment Agreement”).

The Company and the Associate hereby agree as follows:

Section 1.              Grant of Options.

(a)           Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Associate of Options to purchase the number of shares of Company Common Stock specified on the signature page hereof.  The Options are not intended to be Incentive Stock Options.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)           Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.              Vesting and Exercisability.

(a)           Vesting Schedule. Except as otherwise provided in the Plan or Section 2(b) of this Agreement, the Options shall become vested in four equal annual installments on each of the first through fourth anniversaries of February 18, 2018, subject to the continuous employment of the Associate with the Company through each applicable vesting date; provided that if, subject to the Associate’s compliance with his obligations under Section 6(g) of the Employment Agreement, the Associate’s employment with the Company is terminated by reason of the Associate’s death or Disability (as defined in the Employment Agreement), any Options held by the Associate shall immediately vest as of the effective date of such termination.

(b)           Discretionary Acceleration.  The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)           Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole shares and must be exercised in accordance with Section 4.

Section 3.              Termination of Options.

(a)           Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or the Plan, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)           Early Termination.  If the Associate’s employment with the Company terminates for any reason, any Options held by the Associate that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and, if the Associate’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  All vested Options held by the Associate following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the one-year anniversary in the case of a termination by reason of the Associate’s death or Disability or a retirement from active service on or after the Associate reaches normal retirement age, or in the event of any other termination of employment, the three-month anniversary of the effective date of the Associate’s termination of employment (determined without regard to any deemed or express statutory or contractual notice period), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 5(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.              Manner of Exercise.  Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Associate shall be pursuant to procedures set forth in the Plan or established by the Administrator from time to time and shall include the Associate specifying the proposed date on which the Associate desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”) or such other or different requirements as may be imposed by the Company.  Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Associate shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees (including, if available, pursuant to a broker-assisted cashless exercise program established by the Company whereby the Associate may exercise vested Options by an exercise-and-sell procedure in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is obtained from the sale of shares in the public market) and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Associate to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

Section 5.              Change in Control; Impact of Spin-Off.

(a)           Vesting and Cancellation.  Except as otherwise provided in Section 5(b), in the event of a Change in Control, all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)           Alternative Award.  Notwithstanding Section 5(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Administrator reasonably determines prior to the Change in Control that the Associate shall receive an Alternative Award meeting the requirements of the Plan; provided, however, that if this Section 5(b) becomes operative, but the Associate’s employment is terminate by the Company without Cause or the Associate resigns with Good Reason and any such termination occurs between the date a definitive agreement is signed by the Company contemplating transactions which, if consummated, would result in a Change in Control and the date that is twenty-four (24) months following the Change in Control, all then outstanding unvested Options shall become immediately vested and exercisable.

(c)           Impact of Spin-Off.  Notwithstanding anything set forth in this Agreement to the contrary, upon the occurrence of the completion of the spin-off of AHS Holding Company, Inc. (“AHS”) by the Company (the “Spin-Off”), the Associate’s Options shall be adjusted in accordance with Section 4.3 of the Plan such that, upon completion of the Spin-Off, the Associate shall be entitled to an adjusted Award which relates solely to: (i) if, on and immediately following the Spin-Off, the Associate remains employed with the Company (or any Subsidiary thereof following the Spin-Off), the securities of the Company; or (ii) if the Associate, immediately following the Spin-Off, is employed with AHS or any Subsidiary thereof, the securities of AHS.

Section 6.              Miscellaneous.

(a)           Withholding.  In connection with the exercise of any of the Options as provided in this Award Agreement, the Company or one of its Subsidiaries may require the Associate to remit to the Company an amount in cash sufficient to satisfy any applicable Withholding Taxes that may arise in connection therewith, in accordance with the provisions of Section 15.11 of the Plan; provided, however, that if at such time of exercise, the Associate is prohibited from trading or otherwise selling Shares due to the application of any trading policy of the Company or applicable law, the Company shall withhold Shares that would otherwise be issued to the Associate pursuant to Section 4 above to satisfy the Withholding Taxes, in accordance with the provisions of Section 15.11 that apply to such net settlement of Withholding Taxes.

(b)           Incorporation of Forfeiture Provisions.  The Associate acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to the Company’s Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as required by applicable law after the date of this Agreement.

(c)           Restrictive Covenants.  In consideration of the grant of the Option, during the Associate’s employment with the Company and its Subsidiaries (the “Company Group”) and for a period of twenty-four (24) months following the termination of the Associate’s employment (whether such termination is initiated by the Associate or the Associate’s employer), the Associate shall be subject to the restrictive covenants set forth in Section 7 of the Employment Agreement.

(d)           Dispute Resolution.  Any dispute or controversy between Associate and the Company, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be resolved in accordance with the dispute resolutions in the Employment Agreement.

(e)           Authorization to Share Personal Data.  The Associate authorizes any Affiliate of the Company that employs the Associate or that otherwise has or lawfully obtains personal data relating to the Associate to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(f)            No Rights as Stockholder; No Voting Rights.  The Associate shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares.

(g)           No Right to Continued Employment.  Nothing in this Agreement shall be deemed to confer on the Associate any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(h)           Non-Transferability of Options.  The Options may be exercised only by the Associate.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Associate upon the Associate’s death or with the Company’s consent.

(i)            Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(j)            Waiver; Amendment.

1.             Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

2.             Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Associate and the Company.

(k)           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Associate without the prior written consent of the other party.

(l)            Applicable Law and Forum.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Agreement shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(m)          Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this section.

(n)           Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(o)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

*          *           *          *           *          *

IN WITNESS WHEREOF, the Company and the Associate have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Dion Persson
Name: Dion Persson
Title: Senior Vice President, Business Development

ASSOCIATE:

/s/ Rex Tibbens
Name: Rex Tibbens

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
[•] Shares	$	[•]

[Signature Page to Stock Option Agreement]

Exhibit F

Release Provisions

Release and Waiver of Claims.  In consideration of the payments and benefits to which you are entitled under the Employment Agreement, dated as of May 15, 2018, to which you and American Home Shield (the “Company”) are parties (the “Employment Agreement”), you hereby waive and release and forever discharge the Company and its parent and former parent entities, subsidiaries, divisions, limited partnerships, affiliated corporations, successors and assigns and their respective past and present directors, managers, officers, stockholders, partners, agents, employees, insurers, attorneys, and servants each in his, her or its capacity as such, and each of them, separately and collectively (collectively, “Releasees”), from any and all existing claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, whether or not mature or ripe, that you ever had and now have against any Releasee including, but not limited to, claims and causes of action arising out of or in any way related to your employment with or separation from the Company, to any services performed for the Company, to any status, term or condition in such employment, or to any physical or mental harm or distress from such employment or non-employment or claim to any hire, rehire or future employment of any kind by the Company, all to the extent allowed by applicable law.  This release of claims includes, but is not limited to, claims based on express or implied contract, compensation plans, covenants of good faith and fair dealing, wrongful discharge, claims for discrimination, harassment and retaliation, violation of public policy, tort or common law, whistleblower or retaliation claims; and claims for additional compensation or damages or attorneys’ fees or claims under federal, state, and local laws, regulations and ordinances, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Worker Adjustment and Retraining Notification Act (“WARN”), or equivalent state WARN act, the Employee Retirement Income Security Act, and the Sarbanes-Oxley Act of 2002.  You understand that this release of claims includes a release of all known and unknown claims through the date on which this release of claims becomes irrevocable (the “Effective Date”).  However, nothing in this Agreement prevents you from making any reports to or receiving any awards from the SEC or OSHA based upon the your reporting of violations of laws or regulations containing whistleblower provisions.

Limitation of Release:  Notwithstanding the foregoing, this release of claims will not prohibit you from filing a charge of discrimination with the National Labor Relations Board, the Equal Employment Opportunity Commission or an equivalent state civil rights agency, but you agree and understand that you are waiving your right to monetary compensation thereby if any such agency elects to pursue a claim on your behalf.  Further, nothing in this release of claims shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws, such as claims for workers’ compensation or unemployment benefits or any claims that may arise after the Effective Date.  In addition, nothing in this release of claims will be construed to affect any of the following claims, all rights in respect of which are reserved:

(a)                                 Any payment or benefit set forth in this Employment Agreement;

(b)                                 Reimbursement of unreimbursed business expenses properly incurred prior to the termination date in accordance with Company policy;

F-1

(c)                                  Claims under the Equity Awards Agreements (as defined in the Employment Agreement) in respect of vested Equity Awards (as defined in the Employment Agreement) then held by you and claims in respect of Common Stock solely in your capacity as a holder of Common Stock;

(d)                                 Vested benefits under the general Company employee benefit plans (other than severance pay or termination benefits, all rights to which are hereby waived and released);

(e)                                  Any claim for unemployment compensation or workers’ compensation administered by a state government to which you are presently or may become entitled;

(f)                                   Any claim that the Company has breached this release of claims; and

(g)                                  Indemnification as a current or former director or officer of the Company or any of its subsidiaries (including as a fiduciary of any employee benefit plan), or inclusion as a beneficiary of any insurance policy related to your service in such capacity.

Covenants Not to Sue.  To the extent that any claims covered by the scope of the release herein is not subject to waiver by applicable law (including, without limitation, any claims arising under or related to FMLA, FLSA, and any other local, state or federal statute governing employment and/or the payment of wages and benefits), you hereby covenant and agree not to sue or otherwise seek any remedy or other form of relief against any of the Releasees relating to such claims.

Representations.  You represent that you have been provided all benefits due under the Family and Medical Leave Act and that you have received all wages due, including overtime pay, premium pay, vacation pay, bonus pay, commissions, or other compensation, and that you have received all appropriate meals and rest breaks to which you were entitled, in compliance with the Fair Labor Standards Act and applicable state and local law, that you have no known workplace injuries or occupational diseases, and that you have not made any report of or opposed any fraud or other wrong doing at the Company and that you have not been retaliated against for reporting or opposing any alleged fraud or other wrongdoing at the Company.

Return of Company Property.  Not later than the Effective Date, you agree to return, or hereby represent that you have returned as of such date (if you have not signed this Agreement by such date), to the Company all Company property, equipment and materials, including, but not limited to, any company vehicle, any laptop computer and peripherals; any cell phone or other portable computing device; any telephone calling cards; keys; Company identification card; any credit or fuel cards; and all tangible written or graphic materials (and all copies) relating in any way to the Company or its business, including, without limitations, documents, manuals, customer lists and reports, as well as all data contained on computer files, “thumb” drives, “cloud” services, or other data storage device, or home or personal computers and/or e-mail or internet accounts.  Provided, however, Executive may retain his address book to the extent it only contains contact information and the Company shall cooperate with Executive on the transfer of his cell phone number to Executive.

F-2

Exhibit G

Indemnification Agreement

Indemnification Agreement, dated as of May 15, 2018, between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and Rex Tibbens (“Indemnitee”).

WHEREAS, qualified persons are reluctant to serve corporations as directors unless they are provided with appropriate indemnification and insurance against claims arising out of their service to and activities on behalf of the corporations; and

WHEREAS, the Company has determined that attracting and retaining such persons is in the best interests of the Company’s stockholders and that it is reasonable, prudent and necessary for the Company to indemnify such persons to the fullest extent permitted by applicable law and to provide reasonable assurance regarding insurance;

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.                                      Defined Terms; Construction.

(a)                                 Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person.  For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise.

“Change in Control” means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries acting in such capacity, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years commencing from and after the date hereof, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.

“Corporate Status” means the status of a person who is or was a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company) of the Company or any of its Subsidiaries, or of any predecessor thereof, or is or was serving at the request of the Company as a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company) of another entity, or of any predecessor thereof, including service with respect to an employee benefit plan.

“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”).  An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witnesses and public relations consultants, bonds, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

“Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 6(e), who has not performed any services (other than services similar to those contemplated to be performed by Independent Legal Counsel under this Agreement) for the Company or any of its Subsidiaries or for Indemnitee within the last three years.

“Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

“Subsidiary” means any corporation, limited liability company, partnership or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Voting Securities” means any securities of the Company that vote generally in the election of directors.

(b)                                 Construction.  For purposes of this Agreement,

(1)                                 References to the Company and any of its Subsidiaries shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date of this Agreement is party to a merger or consolidation with the Company or any such Subsidiary or that is a successor to the Company as contemplated by Section 9(e) (whether or not such successor has executed and delivered the written agreement contemplated by Section 9(e)).

(2)                                 References to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

(3)                                 References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.

2.                                      Agreement to Serve.

Indemnitee agrees to serve as a director of the Company or one or more of its Subsidiaries and in such other capacities as Indemnitee may serve at the request of the Company from time to time, and by its execution of this Agreement the Company confirms its request that Indemnitee serve as a director and in such other capacities.  Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement.  This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

3.                                      Indemnification.

(a)                                 General Indemnification.  The Company shall indemnify Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof or as amended to increase the scope of permitted indemnification, against Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, taxes, assessments and other charges in connection therewith) incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status.

(b)                                 Additional Indemnification Regarding Expenses.  Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee, the Company, any of its Subsidiaries or any other person to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under the Company’s or any such Subsidiary’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement to which Indemnitee and the Company or any of its Subsidiaries are party, any vote of stockholders or directors of the Company or any of its Subsidiaries, the DGCL, any other applicable law or any liability insurance policy, the Company shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding in proportion to the success achieved by Indemnitee in such Proceeding, as determined by the court presiding over such Proceeding.

(c)                                  Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such portion.

(d)                                 Nonexclusivity.  The indemnification and advancement rights provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the certificate of incorporation, bylaws or other organizational agreement or instrument of the Company or any of its Subsidiaries, any other agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy; provided that to the extent that Indemnitee is entitled to be indemnified by the Company under this Agreement and by any stockholder of the Company or any Affiliate of any such stockholder (other than the Company) under any other agreement or instrument, or by any insurer under a policy maintained by any such stockholder or affiliate, (i) the obligations of the Company hereunder shall be primary, and the obligations of such stockholder, affiliate or insurer secondary, and (ii) Indemnitee shall proceed first against the Company and any insurer under any policy maintained by the Company, second, if indemnification is not provided by the Company or any such insurer on a timely basis, against any insurer under a policy maintained by any such stockholder or affiliate, and third, if indemnification is not provided by the Company or any such insurer on a timely basis, against any such stockholder or affiliate.  Any such stockholder or Affiliate shall be entitled to enforce the Company’s obligation to provide indemnification in accordance with the priorities set forth in this Section 3(d) directly against the Company, and each such stockholder or Affiliate shall constitute an express intended third party beneficiary under this Agreement for such purpose.  In the event that any such stockholder or Affiliate makes indemnification payments or advances to Indemnitee in respect of any Expenses, losses, liabilities, judgments, fines, penalties or amounts paid in settlement for which the Company would also be obligated pursuant to this Agreement, the Company shall reimburse such stockholder or Affiliate in full on demand.

(e)                                  Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated under the Agreement to indemnify Indemnitee:

(1)                                 For Expenses incurred in connection with Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or crossclaim, except (x) as contemplated by Section 3(b), (y) in specific cases if the board of directors of the Company has approved the initiation or bringing of such Proceeding, and (z) as may be required by law.

(2)                                 For an accounting of profits arising from the purchase and sale by the Indemnitee of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(f)                                   Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Company may reasonably request to secure such rights and to enable the Company effectively to bring suit to enforce such rights; provided that the Company shall not be entitled to contribution or indemnification from or subrogation against any stockholder of the Company, any affiliate of any such stockholder or any insurer under a policy maintained by any such stockholder or affiliate.

4.                                      Contribution.

(a)                                 The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(b)                                 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding: and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5.                                      Advancement of Expenses.

The Company shall pay all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status, other than a Proceeding initiated by Indemnitee for which the Company would not be obligated to indemnify Indemnitee pursuant to Section 3(e)(i), in advance of the final disposition of such Proceeding and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination has been made, except as contemplated by the last sentence of Section 6(f).  Indemnitee shall repay such amounts advanced only if and to the extent that it shall ultimately be determined by a court of competent jurisdiction in a final and non-appealable decision that Indemnitee is not entitled to be indemnified by the Company for such Expenses.  Such repayment obligation shall be unsecured and shall not bear interest.  The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.  The Company agrees that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

6.                                      Indemnification Procedure.

(a)                                 Notice of Proceeding; Cooperation.  Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement, provided that any failure or delay in giving such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that the Company is materially prejudiced by such failure.

(b)                                 Settlement.  The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters.  The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld.

(c)                                  Request for Payment; Timing of Payment.  To obtain indemnification payments or advances under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee.  The Company shall make indemnification payments to Indemnitee no later than 30 days, and advances to Indemnitee no later than 10 days, after receipt of the written request (and such invoices or other supporting information) of Indemnitee.

(d)                                 Determination.  The Company intends that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification.  In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 5 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise (including, without limitation, settlement of Proceeding with or without payment of money or other consideration or the termination of any issue or matter in such Proceeding by dismissal, with or without prejudice).  Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of Indemnitee’s written request for indemnification, as follows:

(1)                                 If no Change in Control has occurred, (w) by a majority vote of the directors of the Company who are not parties to such Proceeding, even though less than a quorum, with the advice of Independent Legal Counsel, or (x) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of Independent Legal Counsel, or (y) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Company and Indemnitee, or (z) by the stockholders of the Company.

(2)                                 If a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the Company and Indemnitee.

Article I.                                                  The Company shall pay all Expenses incurred by Indemnitee in connection with a Determination.

(e)                                  Independent Legal Counsel.  If there has not been a Change in Control, Independent Legal Counsel shall be selected by the board of directors of the Company and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed).  If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed).  The Company shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.

(f)                                   Consequences of Determination; Remedies of Indemnitee.  The Company shall be bound by and shall have no right to challenge a Favorable Determination.  If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances.  Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(b) and to have such Expenses advanced by the Company in accordance with Section 5.  If Indemnitee fails to timely challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a court of competent jurisdiction in a final and non-appealable decision, then, to the extent and only to the extent required by such Adverse Determination or final decision, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g)                                  Presumptions; Burden of Proof.  In connection with any Determination, or any review of any Determination, by any person, including a court:

(1)                                 It shall be a presumption that a Determination is not required.

(2)                                 It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.

(3)                                 The burden of proof shall be on the Company to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it.

(4)                                 The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(5)                                 Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 6(f) shall be de novo with respect to all determinations of fact and law.

7.                                      Directors and Officers Liability Insurance.

(a)                                 Maintenance of Insurance.  So long as the Company or any of its Subsidiaries maintains liability insurance for any directors, officers, employees or agents of any such person, the Company shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and its Subsidiaries’ then current directors and officers.  If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Company nor any of its Subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years (or such shorter period as is available on commercially reasonable terms) from such date, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof.

(b)                                 Notice to Insurers.  Upon receipt of notice of a Proceeding pursuant to Section 6(a), the Company shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies.  The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies.

8.                                      Exculpation, etc.

(a)                                 Limitation of Liability.  Indemnitee shall not be personally liable to the Company or any of its Subsidiaries or to the stockholders of the Company or any such Subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such Subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or such Subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit.  If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

(b)                                 Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its Subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

9.                                      Miscellaneous.

(a)                                 Non-Circumvention.  The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement.

(b)                                 Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(c)                                  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee at the address shown on the signature page of this Agreement, to the Company at the address shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.

(d)                                 Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(e)                                  Successors and Assigns.  This Agreement shall be binding upon the Company and its respective successors and assigns, including without limitation any acquiror of all or substantially all of the Company’s assets or business and any survivor of any merger or consolidation to which the Company is party, and shall inure to the benefit of and be enforceable by Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns.  The Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein.  No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company.

(f)                                   Choice of Law; Consent to Jurisdiction.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof.  The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

(g)                                  Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of the Company’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement, any vote of stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

(h)                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Dion Persson
Name: Dion Persson
Title: Senior Vice President, Business Development

Address:	150 Peabody Place
Memphis, TN 38103

AGREED TO AND ACCEPTED:

INDEMNITEE:

By:	/s/ Rex Tibbens
Name: Rex Tibbens
Title:

Address:                         11474 Arrow Point Drive

Bainbridge Island, WA 98110

[Signature Page to Indemnification Agreement]